Exhibit L

                           KIRKPATRICK & LOCKHART LLP
                         1800 Massachusetts Avenue, N.W.
                                    2nd Floor
                           Washington, D.C. 20036-1800

                            Telephone (202) 778-9000
                            Facsimile (202) 778-9100

ARTHUR J. BROWN
(202) 778-9046
brownaj@kl.com

                                December 17, 1997



The Mallard Fund, Inc.
Rodney Square North
1100 N. Market Street
Wilmington, DE  19890


Dear Sir or Madam:

     You have requested our opinion regarding certain matters in connection with the issuance by The Mallard Fund, Inc. ("Fund") of shares of the Fund's common stock. We have examined the Fund's Articles of Incorporation and other corporate documents relating to the authorization and issuance of the common stock of the Fund. Based upon this examination, we are of the opinion that:

     1. All legal requirements for the organization of the Fund under the laws of the State of Maryland have been satisfied, and the Fund is now a validly existing corporation in good standing under the laws of the State of Maryland.

     2. The authorized capitalization of the Fund consists of 100,000,000 shares of common stock having a par value of $.001 each.

     3. The issuance of shares of the Fund's common stock, which currently are being registered under the Securities Act of 1933, has been duly authorized by the Fund, subject to compliance with the Securities Act of 1933 and the Investment Company Act of 1940.

     4. When so issued, the Fund's shares will be legally issued, fully paid and nonassessable.


     We hereby consent to the filing of this opinion in connection with Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-26791), which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Additional Information - Legal Matters" in the Registration Statement.

                                    Very truly yours,

                                    KIRKPATRICK & LOCKHART LLP



                                    By: /s/ Arthur J. Brown by MRD
                                       -----------------------------
                                            Arthur J. Brown